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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): September 14, 1999


                                IT STAFFING LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Ontario                      1-14813                      N/A
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of organization)                                       Identification No.)

55 University Avenue
Toronto, Ontario, Canada                                           M5J2H7
---------------------------------------                          ----------
(Address of Principal Executive Office)                          (Zip Code)


Registrant's telephone number, including area code: (416) 364-8800



                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address; if changed since last report)

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ITEM 5.  ACQUISITION OR DISTRIBUTION OF ASSETS

         (a) On September 15, 1999, IT Staffing Ltd. ("IT") acquired all of the capital Stock of Cad Cam Inc. ("CAD") and its subsidiaries, (collectively referred to as "CAD") for an aggregate purchase price of $6,000,000 payable as follows: at closing (i) $2,000,000 in cash; (ii) a $1,000,000 promissory note;
(iii) common stock of IT having a value of $500,000. On January 20, 2000, (i) $1,000,000 in cash; and (ii) a $500,000 promissory note. On January 20, 2001, common stock having a value of $1,000,000. The transaction was negotiated on an arms-length basis. The seller was Roger Walters who had no affiliation with IT or any of its officers or directors. IT utilized a portion of the proceeds of its recent initial public offering to consummate the acquisition.

         (b) The purchase included all of the equipment utilized in CAD=s business which business was a staffing business specializing in the information technology industry. IT intends to utilize such equipment for the same purpose.

ITEM 7.  EXHIBITS

99.1     Press Release dated September 21, 1999

99.2 Share Purchase Agreement dated as of January 1, 1999 by and between IT Staffing Ltd., CAD CAM, Inc. and Roger Walters of IT.

99.5 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        IT STAFFING LTD.



                                        By: /s/ Declan French
                                            --------------------------------
                                            Declan French
                                            President

September 30, 1999













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